As filed with the United States Securities and Exchange Commission on November 5, 2020

Registration No. 333-238872

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QMIS TBS CAPITAL GROUP CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	6211	32-0619708
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

QMIS TBS CAPITAL GROUP CORP.

37-12 Prince St., Suite 9C

Flushing, NY 11354

917-675-3214

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Y.K. Chin

Dr. Timo B. Strattner

37-12 Prince St., Suite 9C

Flushing, NY 11354

917-675-3214

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Parkinson Lloyd, Esq.

Kirton McConkie, P.C.

50 East South Temple, Suite 400

Salt Lake City, Utah 84111

(801) 328-3600

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer☐	Accelerated filer☐
Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)(3)
Common Stock, par value $0.0001 per share	68,021,138	0.001	$68,021	$9

(1)Consisting of 68,021,138 shares of common stock of QMIS TBS Capital Group Corp. (the “Company”), to be registered for sale to certain listed individuals.

(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on a proposed sale price to the offerees of $0.001 per share. The Company has not had any third-party sales and there is currently no market for the Company’s common stock.

(3)Fee of $9 paid with initial filing. No additional filing fee due.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not distribute these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2020

68,021,138 Shares

QMIS TBS CAPITAL GROUP CORP.

Common Stock

For a Distribution to Certain Individuals Described Herein

QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”), is offering to the individuals described herein, who were shareholders (the “Offerees”) of QMIS Finance Securities Corporation, a Delaware corporation (“QMIS Finance”), as of the date set forth herein (the “Record Date”). The Offerees will be entitled to purchase shares of the Company’s common stock for each one share of QMIS Finance common stock owned as of the Record Date (subject to adjustment for stock splits or other changes in the number of issued and outstanding shares of common stock of the Company prior to the effective date of the distribution) at a ratio (the “Ratio”) of one share of the Company’s common stock for each one share of QMIS Finance common stock owned on the Record Date. The offering price to the Offerees will be $0.001 per share. The maximum offering proceeds to the Company will be $68,021 if all of the offered shares are purchased. No fractional shares will be issued, and there is no minimum offering amount.    Management anticipates that the Record Date used to determine the Offerees will correspond to the effective date of the registration statement. Management anticipates that the offer and sale of the Company’s common stock to the Offerees will be made within 30 days of the date of the final prospectus.

There is currently no public market for the Company’s securities.  Our common stock is not publicly traded. An application will be filed with FINRA for the public trading of our common stock on the OTC QB Market or on the Nasdaq Global Market, but there is no assurance that the Company’s common stock will be quoted on the OTC Markets or any Exchange.

As of September 30, 2020, there were 300,000,000 shares of the Company’s common stock issued and outstanding

______________________________

Investing in our common stock involves a high degree of Risk.

See "Risk Factors" beginning on page 5.

___________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is November ____, 2020.

QMIS TBS CAPITAL GROUP CORP.

1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until [90 days from distribution date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" beginning on page 5, and our financial statements and the notes to the financial statements included elsewhere in this prospectus. As used throughout this prospectus, the terms "QMIS TBS Capital,” the "Company," "we," "us," or "our" refer to QMIS TBS Capital Group Corp.

General

Company Information

Organization

QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”), was incorporated on November 21, 2019, under the name TBS Capital Management Group Corp.  The name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.  The Company plans to operate through one or more subsidiaries in the financial services industry.

As of the date of this Prospectus, the Company had initiated the purchase of an entity that management anticipates will become a wholly owned subsidiary: Richfield Orion International, Inc., a FINRA-registered broker-dealer (“Richfield”), which was acquired in the second quarter of 2020. As discussed in more detail below under the heading “Business,” the acquisition of Richfield included a post-closing condition requiring acknowledgement by FINRA of the Company as the sole owner of Richfield. If such acknowledgement is denied, the acquisition of Richfield will not be completed. While waiting for FINRA approval, the Company and Richfield have been negotiating a form of management and operations agreement or other type of agreement to describe the combined operations of the two entities. Management of the Company and of Richfield anticipate that once FINRA approval and acknowledgement of the Company as the sole owner of Richfield is obtained, the agreement will be terminated, and Richfield will operate as a subsidiary of the Company. Because the Company has paid the initial purchase amount, the Company considers Richfield to be its subsidiary entity. However, because the transaction has not closed, the Company has not included Richfield’s financial statements with those of the Company as would be required for the financial statements of a subsidiary entity. The Company plans to include the Richfield financial statements as soon as FINRA approval has been received.  Richfield is an independent financial services firm, and conducts transactions in options and general equity trading securities utilizing the trading platform provided by the firm's clearing broker-dealer, RBC Correspondent Services (“RBC”).  Richfield exists to help its clients meet their individual and professional objectives.  Headquartered in Castle Rock, Colorado, Richfield was designed to meet the needs of the discerning investors and independent securities professionals. Richfield’s service is based on the concept that clients and successful representatives deserve a brokerage system with leading edge investment and advisory programs, modest charges, and fair clearing costs for commission-based business.

The Company is authorized to issue 750,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this Prospectus, no shares of preferred stock had been issued..

Our principal executive offices are located at 37-12 Prince St. Suite 9C, Flushing, NY 11354, and our telephone number is 917-675-3214.  Richfield’s offices are located at 757 Maleta Lane, Suite 202, Castle Rock, CO 80108. The Company’s website address is www.qmistbs.com. Richfield’s website address is www.richfieldorion.com .PLEASE NOTE: The contents of our website and that of Richfield are not part of this prospectus, and the reference to these websites does not constitute incorporation by reference into this prospectus of the information contained at either of those sites.

Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition. The most significant of these risks include the following:

-We have a limited operating history and limited financial information on which investors may evaluate our performance.

-Our management lacks substantive experience in managing a publicly reporting and trading company, which will take a significant amount of time of our management.

-We have received a “going concern” opinion from our auditors, based on our inability to satisfy our liabilities out of our operations to date.

-We anticipate that a substantial portion of our business will be conducted in foreign markets, exposing us to the risks of trade or foreign exchange restrictions, increased tariffs, foreign currency fluctuations, disruptions or conflicts in our operations in our business boundary and similar risks associated with foreign operations.

-There is no assurance a market for our shares will ever develop or that the shares received in the Offer will ever have any market value.

-Weakness in the United States and international economies may harm our business and limit our access to capital and financing needed to expand our business.

For further discussion of these and other risks, see “Risk Factors,” beginning on page 5.

The Offering

A total of 68,021,138 shares of our common stock (the “Shares”) will be offered (the “Offering”) to approximately 1,680 individuals or entities (collectively, the “Offerees”) who are shareholders of QMIS Finance Securities Corporation, a Delaware corporation (“QMIS Finance”).  The purpose of the Offer is to provide initial capital to the Company; to provide access to the US capital markets to the Offerees, many of whom are foreign individuals who otherwise would find it difficult to access the US capital markets; and because many of the Offerees are known to our Chief Executive Officer, Dr. Chin Yung Kong, who is also the President, CEO, and director of QMIS Finance. Prior to the filing of the Registration Statement of which this Prospectus is a part, Mr. Chin had not offered or sold any of our shares to the Offerees, nor had he discussed any offers or sales of our shares with any of the Offerees.  As such, there can be no guarantee that any of the Offerees will elect to purchase any of the Shares.

To the extent that any of the Offerees elect to purchase the Shares, we may obtain a significant number of shareholders, which management anticipates will help develop a broader market for the public trading of our common stock. Additionally, management believes that this will improve our access to the capital markets for additional growth capital. See "Distribution Summary" at page 9. We can offer no assurances that an active market for our securities will develop.

Management has indicated that the officers of the Company intend to commence the Offering within 30 days after the Registration Statement of which this Prospectus is a Part is declared effective. We will receive all proceeds from the sale of the Shares. There is no minimum number of Shares that must be sold before we receive the proceeds from any sales. There will be no escrow of funds, and any funds used to purchase the Shares will be immediately available to the Company to be used as management deems to be in the best interests of the Company. See “Use of Proceeds” on page 13. The Company will pay the expenses of the Offering of the Shares under this prospectus, which include primarily the fees of our transfer agent, totaling approximately $50,000. Additionally, the Company will pay the costs of registering the distribution of the shares, including the legal and accounting fees incurred in connection with the preparation and filing of this registration statement, estimated to total approximately $60,000.

About This Offering

This prospectus relates to a total of 68,021,138 shares of the Company’s common stock being offered to the Offering discussed in more detail below.  No other securities are covered by this prospectus.

Estimated Use of Proceeds

As noted, all proceeds from the sale of the Shares will be immediately available to us. There is no minimum number of Shares that must be sold and no minimum amount of proceeds. We anticipate that we will use all proceeds for working capital and general corporate purposes. Specifically, we intend to use the proceeds to develop and implement a global direct market trading platform to enable us to serve our customers and to provide them with advanced order management, trade execution, and portfolio management through the platform. We may also use the proceeds from the Offering for other corporate and business purposes.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, for information regarding the risks associated with our business and ownership of our stock. If any of the following risks actually occur, our business, results of operations and financial condition could suffer significantly. In any of these cases, the market price of our common stock could decline.

Risks Relating to Our Company

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address the usual and ordinary risks and uncertainties associated with being an early stage company or successfully implement our existing and new business plan and services. If we fail to do so, it could materially harm our business. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. Our failure to meet any of these conditions would have a material adverse effect upon us and may force us to reduce or curtail our operations. No assurance can be given that we will operate profitably. Even though we are being managed by individuals with significant industry experience, our limited operating history makes it difficult to predict the long-term success of our business model.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley act of 2002 could have a material adverse effect on our business and stock price.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, including periodic reports, disclosures and more complex accounting rules. As directed by Section 404 of Sarbanes-Oxley, the SEC adopted rules requiring public companies to include a report of management on a company’s internal control over financial reporting in their Annual Report on Form 10-K. In addition, the independent registered public accounting firm auditing our financial statements must attest to and report on the effectiveness of our internal control over financial reporting. Based on current rules, we are required to report under Section 404(a) of Sarbanes-Oxley regarding the effectiveness of our internal control over financial reporting. If we are unable to conclude that we have effective internal control over our financial reporting as required by Section 404(a), investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

We have received a going concern opinion from our auditors, and we are currently operating at a loss, which raises doubt about our ability to continue as a going concern.

We have received a “Going Concern” opinion from our auditors. As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit at December 31, 2019, a net loss and net cash used in operating activities for the period from November 21, 2019 (inception) to December 31, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to generate sufficient revenue; however, the Company’s cash position may not be sufficient enough to support the Company’s daily operations. While the Company believes in the viability of its strategy to generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues and to raise capital from third party sources.

We may be exposed to risks due to our investment banking activities.

Investment banking is a specific division of banking that incorporate the services of banks and SEC registered broker/dealers, such as Richfield. Actions undertaken by an investment bank are related to the creation of capital for other companies. Investment banks may underwrite or assist in the distribution of new debt and equity securities for all types of corporations. Investment banks also provide guidance to issuers regarding the issue and placement of stock.

Additionally, participation in an underwriting syndicate or a selling group involves both economic and regulatory risks. An underwriter may incur losses if it is unable to resell the securities it is committed to purchase, or if it is forced to liquidate its commitment at less than the purchase price. In addition, under federal securities laws, other laws and court decisions with respect to underwriters’ liabilities and limitations on the indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to such offerings. Acting as a managing underwriter increases these risks.

To the extent that we, through our subsidiary Richfield, participate in investment banking activities in the future, we will be exposed to these risks and potential liabilities. Additionally, underwriting commitments constitute a charge against net capital, and our ability to make underwriting commitments in connection with investment banking activities in the future may be limited by the requirement that we must at all times be in compliance with the SEC’s Uniform Net Capital Rule 15c3-1.

Failure to comply with the net capital requirements could subject us to sanctions imposed by the SEC or FINRA.

Richfield is subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenance of minimum net capital.   Rule 15c3-1 is designed to measure the general financial integrity and liquidity of a broker-dealer. Compliance with Rule 15c3-1 limits those operations of broker-dealers that require the intensive use of their capital, such as underwriting commitments and principal trading activities. Rule 15c3-1 also limits the ability of securities firms to pay dividends or make payments on certain indebtedness, such as subordinated debt, as it matures. FINRA may enter the offices of a broker-dealer at any time, without notice, and calculate the firm’s net capital. If the calculation reveals a deficiency in net capital, FINRA may immediately restrict or suspend certain or all of the activities of a broker-dealer. Richfield may not be able to maintain adequate net capital, or its net capital may fall below the minimum requirements established by the SEC, and subject us to disciplinary action in the form of fines, censure, suspension, expulsion or the termination of business altogether. In addition, if Rule 15c3-1 is changed or expanded, or if there is an unusually large charge against net capital, operations that require the intensive use of capital would be limited. A large operating loss or charge against net capital could adversely affect our ability to expand or even maintain present levels of business, which could have a material adverse effect on our business.

Our risk management policies and procedures may leave us exposed to unidentified risks or an unanticipated level of risk.

The policies and procedures we plan to employ to identify, monitor and manage risks may not be fully effective. Some methods of risk management are based on the use of observed historical market behavior. As a result, these methods may not accurately predict future risk exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend on evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible by us. This information may not be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events. We cannot assure that our policies and procedures will effectively and accurately record and verify this information. We plan to seek to monitor and control our risk exposure through a variety of separate but complementary financial, credit, operational and legal reporting systems. We believe that we will be able to evaluate and manage the market, credit and other risks to which we are exposed. Nonetheless, our ability to manage risk exposure can never be completely or accurately predicted or fully assured. For example, unexpectedly large or rapid movements or disruptions in one or more markets or other unforeseen developments could have a material adverse effect on our results of operations and financial condition. The consequences of these developments can include losses due to adverse changes in inventory values, decreases in the liquidity of trading positions, higher volatility in earnings, increases in our credit risk to customers as well as to third parties and increases in general systemic risk.

We will depend on senior employees and the loss of their services could harm our business.

We will depend on the continued services of our management team, as well as our ability to hire additional members of management, and to retain and motivate other officers and key employees. We may not be able to find an appropriate replacement for any or all of the aforementioned or any other executive officer if the need should arise. Due to the regulated nature of some of our businesses, some of our executive officers, or other key personnel, could become subject to suspensions or other limitations on the scope of their services to the Company from time to time. If we lose the services of any executive officers or other key personnel, we may not be able to manage and grow our operations effectively, enter new brokerage markets or develop new products.

Legal liability may harm our business.

Many aspects of our business subject us to substantial risks of liability to customers and to regulatory enforcement proceedings by state and federal regulators. We face significant legal risks in our businesses and, in recent years, the volume of claims and amount of damages sought in litigation and regulatory proceedings against financial institutions have been increasing. In the normal course of business, our operating subsidiary may be the subject of civil actions, regulatory proceedings, or arbitrations arising out of customer complaints relating to our activities as a broker-dealer, as an employer, or as a result of other business activities.

Dissatisfied clients often make claims against securities firms and their brokers and investment advisers for, among others, negligence, fraud, unauthorized trading, suitability, churning, failure to conduct adequate due diligence on products offered, failure to address issues arising from product due diligence, failure to supervise, breach of fiduciary duty, employee errors, intentional misconduct, unauthorized transactions, improper recruiting activity, and failures in the processing of securities transactions. These types of claims expose us to the risk of significant loss. Also, we may be exposed to substantial liability under federal and state securities laws, other federal and state laws, and court decisions, including decisions about underwriters’ liability and limitations on indemnification of underwriters by issuers.

There can be no assurance that these types of proceedings, which may generate losses that significantly exceed our reserves, will not materially and adversely affect us. Also, legal or regulatory actions could cause significant reputational harm, which could in turn seriously harm our business prospects.

We are subject to various risks associated with the securities industry, any of which could have a materially adverse effect on our business, cash flows and results of operations.

We are subject to uncertainties that are common in the securities industry. These uncertainties include:

•the volatility of domestic and international financial, bond and stock markets;

•extensive governmental regulation;

•litigation;

•intense competition;

•poor performance of investment products our advisors recommend or sell;

•substantial fluctuations in the volume and price level of securities; and

•dependence on the solvency of various third parties.

As a result, Richfield’s revenues and earnings may vary significantly from quarter to quarter and from year to year. In periods of low retail and institutional brokerage volume and reduced investment banking activity, profitability may be impaired if expenses remain relatively fixed.

Richfield is smaller and has less capital than many of our competitors in the securities industry. In the event of a market downturn, Richfield’s business could be adversely affected in many ways. Richfield’s revenues are likely to decline in such circumstances and, if we are unable to reduce expenses at the same pace, Richfield’s profit margins would erode.

Competition with other financial firms may have a negative effect on our business.

Through Richfield, we compete directly with national and regional full-service broker-dealers and a broad range of other financial service firms, including banks and insurance companies. Competition has increased as smaller securities firms have been acquired by or merged into other firms. Mergers and acquisitions have increased competition from these firms, many of which have significantly greater financial, technical, marketing and other resources than we do. Many of these firms offer their customers more products and research than currently offered by us. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. We also face competition from companies offering discount and/or electronic brokerage services, including brokerage services provided over the Internet. These competitors may have lower costs or provide more services, and may offer their customers more favorable commissions, fees or other terms than those offered by us. To the extent that issuers and purchasers of securities transact business without our assistance, our operating results could be adversely affected.

Our executive officers and directors will hold a significant percentage of our common stock following the Offering, and their interests may differ from those of our unaffiliated shareholders.

Our executive officers collectively will own approximately 96% of the total shares of common stock outstanding following the closing of the Offering, assuming the sale of all 68,021,138 Shares offered in the Offering.  Prior to the Offering, our executive officers owned 100% of the total outstanding shares of common stock.

As a result of these shareholdings, our executive officers currently are able to exercise, and after the closing of the Offering still will be able to exercise, significant influence over the election of our Board of Directors, the management and policies of the Company and the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, and their interests may differ from those of our unaffiliated shareholders. In addition, this concentration of ownership could have the effect of delaying, preventing or defeating a third party from acquiring control over or merging with us.

In addition, sales of substantial amounts of common stock by our executive officers, or the possibility of such sales, may adversely affect the price of the common stock and impede our ability to raise capital through the issuance of equity securities. Though such persons are subject to certain restrictions on sales of our common stock by applicable securities laws and our internal policies and procedures, they may nonetheless sell a substantial number of shares over time during open trading windows.

Employee misconduct could harm the Company or its subsidiary and is difficult to detect and deter.

There have been a number of highly publicized cases involving fraud, insider trading or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur at the Company. For example, misconduct by employees could involve the improper use or disclosure of confidential information, which could result in regulatory sanctions and material fines, or insider trading, which could lead to criminal charges. Our advisory business often requires that we deal with highly confidential information of great significance to our clients, the improper use of which may have a material adverse impact on our clients. Any breach of our clients’ confidences as a result of employee misconduct may harm our reputation and impair our ability to attract and retain advisory clients, which could adversely affect our business. We also face the risk that our employees engage in workplace misconduct, such as sexual harassment or discrimination, despite our implementation of policies and training to prevent and detect misconduct. In addition to impairing our ability to attract and retain clients, such misconduct may also impair our ability to attract and retain talent resulting in a materially adverse effect on our business. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent misconduct may not be effective in all cases.

In recent years, the U.S. Department of Justice and the SEC have also devoted greater resources to the enforcement of the Foreign Corrupt Practices Act. In addition, the United Kingdom has significantly expanded the reach of its anti-bribery laws. While we have developed and implemented policies and procedures designed to ensure strict compliance with anti-bribery and other laws, such policies and procedures may not be effective in all instances to prevent violations. Any determination that we or our employees have violated these laws or other applicable anti-corruption laws could subject us to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunction on future conduct, securities litigation and reputational damage, any one of which could adversely affect our business prospects, financial position or the market value of our common stock.

We are subject to extensive regulation in the financial services industry, which creates risk of non-compliance that could adversely affect our business and reputation

As a participant in the financial services industry, we are subject to extensive regulation in the United States, Europe, Australia and Asia. In addition, as we expand our international operations by opening new offices outside the United States or by carrying out transactions or private placement activities internationally, we are increasingly subject to new regulatory requirements. Regulatory and self-regulatory agencies, as well as securities commissions, in various jurisdictions in which we do business are empowered to conduct periodic examinations and administrative proceedings that can result in censure, fine, issuance of cease and desist orders or suspension of personnel or other sanctions, including revocation of our license or registration or the registration of our regulated subsidiary. In addition, as a result of recent highly publicized scandals in the financial services industry, scrutiny by regulators of financial services firms has increased significantly. Even if a sanction imposed against us or our personnel is small in monetary amount, the adverse publicity arising from the imposition of sanctions against us by regulators could harm our reputation and cause us to lose existing clients or fail to gain new clients.

Change in applicable law and regulatory schemes could adversely affect our business

From time to time, the United States and other national governments in the countries in which we operate, as well as related regulatory authorities and local governments, adopt new rules that affect our business. Many of the requirements imposed by our regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with us and are not designed to protect our stockholders. Consequently, these regulations may serve to limit our activities, including through net capital, customer protection and market conduct requirements. There can be No assurance that new regulations will not be imposed that may materially adversely affect our business, financial condition or results of operation.

In addition, public figures in the United States, including the current President, members of his administration and other public officials, including members of the current U.S. Congress, continue to signal a willingness to revise, renegotiate, or terminate various multilateral trade agreements under which U.S. companies currently exchange products and services around the world and to impose taxes or other adverse consequences on certain business activities. It is not known what specific measures might be proposed or how they would be implemented and enforced. There can be No assurance that pending or future legislation or executive action in the U.S. that could significantly increase costs with respect to our foreign operations and, consequently, adversely affect our business, financial condition or results of operations, will not be enacted. In addition, such steps, if adopted, could also lead to retaliatory actions by other foreign governments through measures to prohibit, reduce or discourage business of foreign companies, or other means, which could make it more difficult for us to do business in those countries.

Compliance with any new laws or regulations could also make our compliance efforts more difficult and expensive, affect the manner in which we conduct our business and adversely affect our profitability.

Our business could be adversely affected by a breakdown in the financial markets.

Our subsidiary, Richfield Orion, is a securities broker-dealer. Its business will be affected materially by conditions in the financial markets and economic conditions generally, both in the United States and elsewhere around the world. Many factors or events could lead to a breakdown in the financial markets, including war, terrorism, natural catastrophes and other types of disasters. These types of events could cause people to begin to lose confidence in the financial markets and their ability to function effectively. If the financial markets are unable to effectively prepare for these types of events and ease public concern over their ability to function, our revenues are likely to decline, and our operations are likely to be adversely affected.

The closing of our acquisition of Richfield is contingent upon FINRA acknowledging us as the sole owner of Richfield, and there can be no guarantee that such acknowledgement will be received.

As discussed in more detail herein, in April 2020, we acquired Richfield, a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and with the Financial Industry Regulatory Authority (“FINRA”).  We paid $25,000 to the seller as an initial deposit per the purchase agreement. The balance of the purchase price will be due to the seller on the final closing upon the receipt of the acceptance by FINRA of an Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield Orion, the Agreement shall immediately lapse. While our management does not anticipate that FINRA would deny the acceptance of the Company as the sole owner of Richfield, there can be no guarantee that FINRA will agree to the change of ownership of Richfield.  If we do not receive the acknowledgement sought, we may need to identify an alternative acquisition target.

We may experience trading losses due to market fluctuations and volatility, which may reduce our revenues and profitability.

Financial markets are susceptible to severe events evidenced by rapid depreciation in asset values accompanied by a reduction in asset liquidity, such as the asset price deterioration in the subprime residential mortgage market that began in 2008. Our revenue and profitability may be adversely affected by declines in the volume of securities transactions and in market liquidity. Additionally, our profitability may be adversely affected by losses from the trading or underwriting of securities or failure of third parties to meet commitments. We plan to act as a market maker in publicly traded shares of common stock. In market making transactions, we will undertake the risk of price changes on the stock we hold in positions, or of being unable to resell the shares of common stock we hold, or of being unable to purchase the common stock we have sold but not yet purchased. These risks likely will be heightened by the illiquidity of many of the shares of common stock we trade and/or in which we make a market. Any losses from our trading activities, including as a result of unauthorized trading by our employees, could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Lower securities price levels may also result in a reduced volume of transactions, as well as losses from declines in the market value of common stock held for trading purposes. During periods of declining volume and revenue, our profitability would be adversely affected. Declines in market values of shares of common stock and the failure of issuers and third parties to perform their obligations can result in illiquid markets. We generally maintain trading and investment positions in the equity markets. To the extent that we own assets, i.e., have long positions, a downturn in those markets could result in losses from a decline in the value of such long positions. Conversely, to the extent that we have sold assets that we do not own, i.e., have short positions in any of those markets, an upturn could expose us to potentially unlimited losses as we attempt to cover our short positions by acquiring assets in a rising market. We may, from time to time, have an arbitrage trading strategy consisting of holding a long position in one asset and a short position in another from which we expect to earn revenues based on changes in the relative value of the two assets. If, however, the relative value of the two assets changes in a direction or manner that we did not anticipate or against which we have not hedged, we might realize a loss in those paired positions. In addition, we plan to maintain trading positions that could be adversely affected by the level of volatility in the financial markets, i.e., the degree to which trading prices fluctuate over a particular period or in a particular market, regardless of market levels.

The number and size of the transactions in which we provide services may decline in adverse market or economic conditions, which may adversely affect our revenues, results of operations and stockholders’ equity.

Unfavorable financial or economic conditions may reduce the number and size of the transactions in which we provide underwriting services, merger and acquisition consulting, and other services. We anticipate that our revenues, in the form of financial advisory, placement agent, and underwriting fees, will be directly related to the number and size of the transactions in which we participate and would therefore be adversely affected by a sustained market downturn. Additionally, a downturn in market conditions could lead to a decline in the volume of transactions that we execute for our customers and, therefore, to a decline in the revenues we receive from commissions and spreads. We plan to review customer relationships for impairment whenever events or circumstances indicate that impairment may be present. A significant decrease in revenues or cash flows derived from acquired customer relationships could result in a material, non-cash write-down of customer relationships. Such impairment may have a material adverse impact on our results of operations and stockholders’ equity.

Our business and stock price may be adversely affected if our internal control over financial reporting is not effective.

As a public company, we are required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act) requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and provide a management report on the internal controls over financial reporting, which must be attested to by our independent registered public accounting firm.

We have not yet adopted, and are in the process of adopting, various measures that are designed to remediate the material weakness in our internal control over financial reporting. We are developing and implementing new control policies and procedures regarding the international business policies, practices, monitoring and training for each country outside the U.S.

in which we do business. These remedial measures are subject to ongoing review by our management, including our Chief Executive Officer and Chief Financial Officer, as well as oversight by our audit committee. Although we plan to complete this remediation process as quickly as possible, the material weakness will not be considered remediated until the applicable remedial controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. As a result, we cannot, at this time, estimate when such remediation will be completed. We also cannot assure you that significant deficiencies or material weaknesses in our internal control over financial reporting will not exist in the future. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in significant deficiencies or material weaknesses, cause us to fail to timely meet our periodic reporting obligations, or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding disclosure controls and the effectiveness of our internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The existence of a material weakness could result in errors in our financial statements that could result in a restatement of financial statements, cause us to fail to timely meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

We will rely on clearing brokers, and unilateral termination of the agreements with these clearing brokers could disrupt our business.

We anticipate that Richfield will be introducing brokerage firms that use third-party clearing brokers to process their securities transactions and maintain customer accounts. The clearing brokers also provide billing services, extend credit and provide for control and receipt, custody and delivery of securities. We realize that we likely will depend on the operational capacity and ability of the clearing brokers for the orderly processing of transactions. In addition, by engaging the processing services of a clearing firm, we anticipate that we will be exempt from some capital reserve requirements and other regulatory requirements imposed by federal and state securities laws. If the clearing agreements are unilaterally terminated for any reason, we would be forced to find alternative clearing firms without adequate time to negotiate the terms of a new clearing agreement and without adequate time to plan for such change. There can be no assurance if there were a unilateral termination of a clearing agreement that we would be able to find an alternative clearing firm on acceptable terms to us or at all. We plan to permit our clients to purchase securities on a margin basis or to sell securities short, which means that the clearing firms likely will extend credit to the client secured by cash and securities in the client’s account. During periods of volatile markets, the value of the collateral held by clearing brokers could fall below the amount borrowed by the client. If margin requirements are not sufficient to cover losses, the clearing brokers sell or buy securities at prevailing market prices, and may incur losses to satisfy client obligations. We likely will be required to agree to indemnify our clearing brokers for losses they incur while extending credit to our clients.

Global economic conditions could harm our business.

Global economic conditions continue to be challenging and unpredictable. Consumer confidence and spending have declined in recent years and the global credit crisis has limited access to capital for many companies and consumers. The global economic downturn could adversely impact our business by causing a decline in demand for our products, particularly if the economic conditions are prolonged or worsen. In addition, poor global economic conditions may adversely impact access to capital for us and our suppliers, may decrease Members’ ability to obtain or maintain credit, and may otherwise adversely impact our operations and overall financial condition.

Our financial condition and results of operations may be adversely affected by the impact of the global outbreak of COVID-19.

Occurrences of epidemics or pandemics, depending on their scale, may cause different degrees of damage to the national and local economies where the Company operates and plans to operate. Global economic conditions may be disrupted by widespread outbreaks of infectious or contagious diseases, and such disruption may adversely affect consumer demand for automobiles and automotive loans. For example, the deadly global outbreak and continuing spread of COVID-19 (also known as the novel coronavirus or coronavirus disease) could have an adverse effect on the value, operating results, and financial condition of our business, as well as our ability to grow the revenue that we seek to generate through our operations. In addition, the impact of COVID-19 is likely to cause substantial changes in consumer behavior and has caused restrictions on business and individual activities, which are likely to lead to reduced economic activity. Extraordinary actions taken by international, federal, state, and local public health and governmental authorities to contain and combat the outbreak and spread of COVID-19 in regions throughout the world, including travel bans, quarantines, “stay-at-home” orders, and similar mandates for many individuals and businesses to substantially restrict daily activities could have an adverse effect on our financial condition and results of operations.

The extent and duration of the economic slowdown attributable to COVID-19, as well as the long-term impact on our business and operations, remain uncertain at this time. A continued significant economic slowdown could have a substantial adverse effect on our financial condition, liquidity, and results of operations. If these conditions persist for an extended term, it could have a material adverse effect on our future revenue and net income.

Unfavorable global economic conditions could adversely affect our business, financial condition, stock price and results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. For example, the global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the 2008 global financial crisis, could result in a variety of risks to our business, including, weakened demand for our product candidates and our ability to raise additional capital when needed on acceptable terms, if at all. As another example, our financial results may be negatively impacted by the recent COVID-19 outbreak. The extent and duration of such impacts remain largely uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of COVID-19, the extent and effectiveness of containment actions taken and the impact of these and other factors on our operations and the global economy in general. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption, or cause our customers to delay making payments for our services. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive such difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business. Furthermore, our stock price may decline due in part to the volatility of the stock market and any general economic downturn.

Risks Relating to Our Business and Industry

Adverse results of litigation and potential securities law liability would result in financial losses and divert management’s attention from our business.

Many aspects of our business involve substantial risks of liability. There is a risk of litigation and arbitration within the securities industry, including class action suits seeking substantial damages. We may be subject to actual and potential claims by dissatisfied customers, including claims alleging they were damaged by improper sales practices such as unauthorized trading, sale of unsuitable securities, use of false or misleading statements in the sale of securities, mismanagement and breach of fiduciary duty. We may be liable for the unauthorized acts of our retail brokers if we fail to adequately supervise their conduct. As an underwriter, we may be subject to substantial potential liability under federal and state laws and court decisions, including liability for material misstatements and omissions in securities offerings. We may be required to contribute to a settlement, defense costs or a final judgment in legal proceedings or arbitrations involving a past underwriting and in actions that may arise in the future. We plan to carry “Errors and Omissions” insurance to protect against such legal actions; however, we anticipate that our policy will be limited in items and amounts covered, and there can be no assurance that it will cover a particular complaint. The adverse resolution of any legal proceeding involving us or our subsidiary could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

We will face significant competition for registered representatives.

We likely will be dependent upon a large number of both independent contractor and employee registered representatives for our retail brokerage business. We anticipate that we will be exposed to the risk that a large group of registered representatives could decide to affiliate with another firm and that we will be unable to recruit suitable replacements. A loss of a large group of our registered representatives could have a material adverse impact on our ability to generate revenue in our retail brokerage business.

A change in the “independent contractor” status of registered representatives would adversely affect us.

Independent contractor registered representatives operate from their own offices and are responsible in large part for the costs and expenses involved in their operations. The enactment of any legislation that would affect the eligibility requirements for independent contractor status could have a significant effect on this business model and lead to additional costs and expenses, which could have a material adverse on our results of operations.

The precautions we plan to take to prevent and detect employee and independent contractor misconduct may not be effective, and we could be exposed to unknown and unmanaged risks or losses. We run the risk that employee and independent contractor misconduct could occur.

Misconduct by employees and independent contractors could include:

-employees and independent contractors binding us to transactions that exceed authorized limits or present unacceptable risks to us;

-employees and independent contractors hiding unauthorized or unsuccessful activities from us; or

-the improper use of confidential information.

These types of misconduct could result in unknown and unmanaged risks or losses to us, including regulatory sanctions and serious harm to our reputation. The precautions we plan to take to prevent and detect these activities may not be effective. If employee and independent contractor misconduct does occur, our business operations could be materially adversely affected.

Internet and internal computer system failures or compromises of our systems or security could damage our reputation and harm our business.

Although we anticipate that a significant portion of our business will conducted using traditional methods of contact and communications such as face-to-face meetings, a portion of our business is conducted through the Internet. We could experience system failures and degradations in the future. We cannot assure you that we will be able to prevent an extended and/or material system failure if any of the following events occur:

-human error;

-subsystem, component or software failure;

-a power or telecommunications failure;

-an earthquake, fire or other natural disaster or act of God;

-hacker attacks or other intentional acts of vandalism; or

-terrorist acts or war.

Failure to adequately protect the integrity of our computer systems and safeguard the transmission of confidential information could harm our business.

The secure transmission of confidential information over public networks will be a critical element of our operations. We plan to rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. We do not anticipate that we will have any security breaches in the transmission of confidential information. However, we cannot assure you that advancements in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other algorithms used by our vendors and us to protect client transactions and other data. Any compromise of our systems or security could harm our business.

Procedures and requirements of the Patriot Act and similar laws may expose us to significant costs or penalties.

As a financial services firm, we will be subject to laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”), that require that we know our customers and monitor transactions for suspicious financial activities. The cost of complying with the Patriot Act and related laws and regulations is significant. We face the risk that our policies, procedures, technology and personnel directed toward complying with the Patriot Act and similar laws and regulations are insufficient and that we could be subject to significant criminal and civil penalties or reputational damage due to noncompliance. Such penalties and subsequent remediation costs could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Risks Related to the Offering

We have a limited operating history.

We have a limited operating history. The Offerees should not rely on the past performance of Richfield to predict our future results.

There is no public market for our shares, the offering price was arbitrarily established, and the Offerees may not be able to sell the Shares at a price that equals or exceeds the offering price.

There is no public market for the shares of our common stock and there can be no assurance that a trading market will develop. There can be no guarantee that the shares of our common stock will be listed for trading on a national securities exchange in the near future. Further, there is no assurance that Offerees will be able to sell any Shares that you purchase in the Offering at prices that equal or exceed the offering price, if at all. You may lose money on any sale. See “Plan of Distribution” for additional discussion regarding the offering price of the Shares.

This is a “best efforts” offering and the amount of capital to be received by the Company will depend on the proceeds raised in this offering.

The amount of proceeds that we ultimately raise in this offering will depend on the number of Offerees who elect to participate in the Offering. There is no minimum number of Shares that must be sold. A total of 68,021,138 Shares are being offered on a “best efforts” basis, meaning our management will use their best efforts to sell the Shares but there can be no guarantee that we will sell all the Shares. As a result, we cannot assure you that we will sell the maximum offering amount, and there can be no guarantee that we will receive the full proceeds of the Offering. If we receive fewer than the full amount of the proceeds, we will need to turn to other potential sources of income to be able to implement our business plan, and there can be no guarantee that we will be able to find other sources of income.

THE OFFERING

Common Stock to be offered by the Company*	68,021,138
Common Stock outstanding before the distribution	300,000,000
Common Stock outstanding after the distribution	368,021,138
Gross proceeds**	$ 68,021

* There can be no guarantee that all of the Offerees will purchase the offered Shares, and as such, the number of Shares that will be sold pursuant to the Offering cannot be determined until the Offering has closed.

** Similarly, there can be no guarantee that all of the Shares will be purchased and that the Company will receive the full amount of gross proceeds listed above.

USE OF PROCEEDS

We anticipate that we will use all proceeds for working capital and general corporate purposes.

DIVIDEND POLICY

As of the date of this Prospectus, we have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant.

OFFERING SUMMARY

Offerees

The individuals and entities to whom the Company will offer the Shares (collectively, the “Offerees”) are approximately 1,680 individuals who are the shareholders of QMIS Finance Securities, Inc., a Delaware corporation (“QMIS Finance”), which is a public company whose securities trade on the OTC Pink Markets, as of the Record Date (discussed below). QMIS Finance is a publicly reporting company that was delinquent in its public reports as of the date of this Prospectus. The Offerees are the shareholders of QMIS Finance, including Dr. Chin, our Chief Executive Officer, who is also the majority shareholder of QMIS Finance. As of the date of this Prospectus, Dr. Chin was the sole shareholder of the Company who was also a shareholder of QMIS Finance.

The Company will offer the Shares to the Offerees, based on their ownership of shares of QMIS Finance, at a ratio of one (1) share of the Company’s common stock for each one share of QMIS Finance Securities owned as of the Record Date. No fractional Shares will be issued. There is no requirement that any of the Offerees accept the offer or purchase the Shares.

The Offerees held, as of the date of this Prospectus, between one and approximately 320,000 shares of QMIS Finance common stock, with Dr. Chin owning 50,380,000 shares of QMIS Finance common stock. The vast majority of the QMIS Finance shareholders own fewer than 100,000 shares, and other than Dr. Chin, there are fewer than 10 Offerees who own more than 100,000 shares of common stock of QMIS Finance.

As of the date of this Prospectus, the Offerees held an aggregate of

68,021,138 shares of common stock of QMIS Finance. As such, the Company anticipates selling no more than 68,021,138 Shares to the Offerees.

Record Date

The Company will work with the transfer agent of QMIS Finance to establish the record date (the “Record Date”) to determine the shareholders of QMIS Finance Securities to whom the Company will offer the Shares. Management anticipates that the Record Date will be the effective date of the Registration Statement of which this Prospectus is a part.

Management of the Company will work with the transfer agent of QMIS Finance to obtain the names and contact information of the shareholders of QMIS Finance as of the Record Date, and will offer the Shares to those individuals.

Record Holders

As of the date of this Prospectus, the Company had 3 shareholders of record.  As of the date of this Prospectus, QMIS Finance had approximately 1,680 shareholders of record. Following the closing of the Offering, the Company may have up to approximately 1,683 shareholders of record, depending on the number of Offerees who participate in the Offering.

Prospectus	A copy of this prospectus will be distributed to each Offeree as each Offeree is contacted, beginning on the Record Date.
Offering Commencement

A total of up to 68,021,138 Shares of the Company’s common stock will be offered to the Offerees. The Offering will begin on the Record Date, which management anticipates will be the effective date of the registration statement of which this Prospectus is a part.

Terms of the Offering

The Company is offering a total of up to 68,021,138 Shares to the Offerees at a per share price of $0.001.  If all of the Shares are sold, the gross proceeds to the Company will be $68,021, although there can be no guarantee that the Company will sell all of the Shares and no guarantee of the amount of gross proceeds the Company will receive in connection with the Offering.

Listing and Trading

There is currently no public market for our shares. Upon completion of this distribution, we plan to seek to have our shares qualify for trading on the Nasdaq Global Market. We can offer no assurances that our Shares will be accepted for trading on the Nasdaq Global Market, or that an active trading market in our shares will develop, or that any trading market will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops investor perception of our business, general market conditions, and our growth prospects.

Background and Reasons for the Offering

The individuals to whom we will offer the Shares  will be the shareholders of QMIS Finance Securities (“QMIS Finance”), an entity of which Dr. Chin Yung Kong, our Chief Executive Officer, is the majority owner, as of the Record Date.

QMIS Finance Securities

In November 2012, Dr. Chin became the controlling shareholder and President Director, CEO and CFO of QMIS Finance, then named Corporate Services International, Inc.  In March 2013, Dr. Chin changed the name of the Company to QMIS Finance Securities Corporation.

Since November 2012, QMIS Finance has been seeking a business combination or similar transaction, and has not had significant operations. After the closing of the Offering, management anticipates that QMIS Finance will be brought current with the OTC Markets and its SEC filings, and that it will continue seeking a business combination transaction.

As of the date of the filing of the registration statement of which this Prospectus is a part, QMIS Finance had approximately 1,680 shareholders. The individuals and entities who own shares of QMIS Finance common stock as of the Record Date (discussed below) will be the offerees (collectively, the “Offerees”) of the Offering.  As of the date of this Prospectus, Dr. Chin was the only shareholder of the Company who was also a shareholder of QMIS Finance.

The Offering

Management of QMIS TBS Capital Group Corp. (the “Company”) determined that the Company would be best served to be able to access the US capital markets and to provide to its shareholders the benefits of trading on the Nasdaq Global Market. To position itself for a listing on the Nasdaq Global Market, our management determined to offer the Shares to the Offerees, many of whom know or are known to Dr. Chin, in an effort to satisfy certain of the listing requirements.  Our management believes that the Offerees who take advantage of the Offering and purchase the Shares will have the opportunity to participate in our growth, and also to help in our early development and the implementation of our business strategies by uplisting to a national exchange.  There can be no guarantee that we will be able to grow as we plan or that we will be able to implement our business strategies on the schedule we anticipate.

The Offering will be made to the Offerees based on their ownership of shares of QMIS Finance, at a ratio of one (1) share of the Company’s common stock for each one share of QMIS Finance owned as of the Record Date (the “Ratio”). No fractional

Shares will be issued. There is no requirement that any of the Offerees accept the offer or purchase the Shares. There is no minimum number of Shares that much be purchased before the proceeds of any sale will be available to the Company.

The Offerees held, as of the date of this Prospectus, between one and approximately 320,000 shares of QMIS Finance common stock, other than Dr. Chin, who owns 50,380,000 shares of QMIS Finance common stock, and is its majority shareholder. The vast majority of the QMIS Finance shareholders own fewer than 100,000 shares, and other than Dr. Chin, there are fewer than 10 Offerees who own more than 100,000 shares of common stock of QMIS Finance.

As of the date of this Prospectus, the Offerees collectively hold an aggregate of 68,021,138 shares of common stock of QMIS Finance. As such, the Company anticipates selling no more than 68,021,138 Shares to the Offerees.

Mechanics of the Offering

Following the effectiveness of the Registration Statement of which this Prospectus is a part, our management will take the following steps:

-In anticipation of the effective date of the registration statement of which this Prospectus is a part, our management will work with the transfer agent of QMIS Finance to set a record date (the “Record Date”) to determine the shareholders of QMIS Finance who will be the Offerees. Management anticipates that the Record Date will be the effective date of the registration statement.

-In connection with the Record Date, our management will obtain a shareholder list for QMIS Finance including names and contact information as well as shareholdings of each shareholder of QMIS Finance as of the Record Date.

-Our management will contact each of the Offerees to offer the Shares at the Ratio discussed above, namely one Share of the Company’s common stock for each one share of QMIS Finance. Management will provide a copy of this Prospectus, together with documentation (purchase agreement, questionnaire, etc.) for the Offerees to purchase the Shares should they elect to do so.

-Upon receipt of the documentation and purchase price from an Offeree, our management will work with our transfer agent to issue shares of our common stock to the Offeree.

THE OFFERING

This prospectus covers the offer and sale of up to 68,021,138 shares of our common stock (the “Shares”) to the Offerees. The Offering will be commenced following the effectiveness of the registration statement of which this prospectus is a part. In the mechanics of the Offering, we will be assisted by our transfer agent, VStock Transfer.

PLAN OF DISTRIBUTION

This prospectus covers the Offering of 68,021,138 shares of our common stock (the “Shares”) to shareholders of QMIS Finance Securities Corporation, a Delaware corporation (“QMIS Finance”) as of the Record Date (defined below).  The Offerees will be entitled to purchase the Shares for each one share of QMIS Finance common stock owned as of the Record Date (subject to adjustment for stock splits or other changes in the number of issued and outstanding shares of common stock of the Company prior to the effective date of the distribution) at a ratio (the “Ratio”) of one share of the Company’s common stock for each one share of QMIS Finance common stock owned on the Record Date. The offering price to the Offerees will be $0.001 per Share (the “Offering Price”).  The Offering Price was determined arbitrarily by the Company’s Board of Directors and was not based on present or anticipated future value of the Company or of the Shares.

The maximum offering proceeds to the Company will be $68,021 if all of the offered Shares are purchased. No fractional Shares will be issued, and there is no minimum offering amount. In other words, there is no minimum number of Shares that must be purchased by the Offerees before the proceeds of any single purchase will be available to the Company.  Management anticipates that the record date used to determine the Offerees (the “Record Date”) will correspond to the effective date of the registration statement. Management anticipates that the offer and sale of the Company’s common stock to the Offerees will commence immediately upon effectiveness of the registration statement of which this Prospectus is a part and will be completed within 30 days of the date of the final prospectus. Management does not anticipate that the Offering will proceed as a continuous offering.

To the knowledge of management, none of the shareholders of the Company, other than Dr. Chin, are shareholders of QMIS Finance, and as such, the Offering should not be considered to be a rights offering to shareholders of the Company. As of the date of this Prospectus, there were only three shareholders of the Company, and only Dr. Chin was also a shareholder of QMIS Finance.

Dr. Chin and Dr. Strattner intend to contact the Offerees to offer the Shares pursuant to the terms described in this Prospectus.  Dr. Chin and Dr. Strattner intend to rely on Exchange Act Rule 3a4-1, based on the following:

-Dr. Chin and Dr. Strattner each primarily performs as of the date of this Prospectus and following the Offering substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

-Dr. Chin and Dr. Strattner were not US-based brokers or dealers within the preceding 12 months; and

-Dr. Chin and Dr. Strattner have not participated in selling an offering of securities for any other issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (iii) of Rule 3a4-1.

The work of any other administrative personnel who assist with the Offering will be limited to (i) the preparation of written communications or delivering such written communications to the Offerees, with the content of such written communications having been approved by Dr. Chin or Dr. Strattner or both; (ii) responding to inquiries of the Offerees initiated by the Offerees by providing information included in this Prospectus or any SEC filings of the Company; and (iii) performing other ministerial or clerical work involved in the Offering and tracking subscriptions by the Offerees.

CAPITALIZATION

The table below describes our cash, cash equivalents and investments and capitalization as of September 30, 2020.  You should read this table in conjunction with the information under the captions "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

As of
September 30, 2020
(unaudited)

Initial deposit for acquisition agreement with Richfield	$25,000
Total assets	$25,000
Loan from a Related Party	$62,939
Common stock, par value $0.0001 per share; 750,000,000 shares authorized; 300,000,000 shares issued and outstanding as of September 30, 2020	30,000

Additional paid in capital	0

Accumulated deficit	(168,395)

Total stockholders' equity (deficit)	(138,395)

Total liabilities and stockholders' equity	$25,000

As of September 30, 2020, there were 300,000,000 shares of our common stock outstanding.

SHARES ELIGIBLE FOR FUTURE SALE

There is currently no market for our common stock.  We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares distributed hereunder will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.   Following the closing of the Offering, and assuming that all of the offered Shares are purchased, these affiliates, primarily our executive officers and directors and their related parties, will hold a total of approximately 350,380,000 shares, or approximately 96% of the common stock outstanding.

Based on shares outstanding as of September 30, 2020, all 300,000,000 shares of our common stock outstanding are restricted securities as defined under Rule 144.  Sale limitations under Rule 144 include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period.  Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Although the Company anticipates that a public market for trading of the Company's securities may develop after the Offering is completed, there can be no assurance that such a market will develop or that it will be sustained.  After the effective date of this registration statement and the closing of the Offering, the shares of the Company's common stock purchased by the Offerees hereunder will be unrestricted and freely salable.  There can be no assurance that a market for our shares will ever develop.  For information on shareholders who own and will own 5% or more of our common stock following the distribution, as well as the ownership of our officers and directors, please see “Security Ownership of Certain Beneficial Owners and Management” on page 30.

Holders

Immediately following the closing of the Offering, the Company anticipates that there will be up to approximately 1,680 record holders of the Company's common stock.  As of September 30, 2020, there were 3 holders of record of our common stock. Dr. Chin Yung Kong, the Company’s Chief Executive Officer, owned 100,000,000 shares; Dr. Timo Bernd Strattner, the Company’s Chief Financial Officer, owned 100,000,000 shares; and Ms. Amy Gu TingTing, the Company’s Chief Operating Officer, owned 100,000,000 shares.

Dividends

Since its incorporation, the Company has not declared any dividend on its common stock.  The Company does not anticipate declaring or paying a dividend on its common stock for the foreseeable future.  We plan to retain any future earnings for use in our business activities.

Transfer Agent and Registrar

The transfer agent and registrar for the Company's common stock will be VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Equity Compensation Plans

The Company currently does not have any equity compensation plans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will” or “may,” or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Forward-looking statements in this prospectus may include, but are not limited to, statements about:

•expectations of future operating results or financial performance;

•introduction of new products or compensation strategies;

•plans for growth, future operations, and potential acquisitions;

•the size and growth potential of possible markets for our product candidates and our ability to serve those markets;

•the rate and degree of market acceptance of our business model;

•the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing and our ability to obtain additional financing;

•our ability to attract strategic partners with development, regulatory and commercialization expertise; and

•the development of our marketing capabilities.

There are numerous important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption "Risk Factors." Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BUSINESS

Organization and Business Overview

QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”), was incorporated on November 21, 2019, under the name TBS Capital Management Group Corp. by Dr. Timo Strattner, our Chief Financial Officer

The business plan of the Company at the time of formation initially was two-pronged: first, to raise initial capital to acquire a US-based registered broker dealer firm; and second, to work with foreign businesses to help provide access to the US capital markets, either through business combination transactions, assistance with US-based securities offerings, or other transactions structures.  Dr. Strattner has worked in the financial markets as an asset and fund manager, sales trader in equity and derivatives, and as a securities analyst. He also has served in various interim executive roles with international exposure as turnaround and growth specialist. Dr. Strattner brought his connections to markets in the UK and Hong Kong to the Parent Company, as well as his background in equities and derivatives trading.

In early 2020, Dr. Strattner entered into negotiations with Dr. Yung Kong Chin. Dr. Chin is the Managing Director of QMIS Capital Finance.  Since 2002, Dr. Chin has devoting most of his time advising Chinese clients on financial restructuring, pre-audit evaluation before going public, pre-IPO investment strategies, and on the process of going public in the United States. Dr. Chin expressed an interest in working with the Parent Company to help provide access to the US capital markets to various international clients and contacts.

In connection with Dr. Chin’s appointment as Chief Executive Officer and Director of the Company, the Company’s name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.  The Company operates through its subsidiary in the financial services industry.

In the second quarter of 2020, the Company entered into negotiations to acquire a licensed broker dealer firm, and closed the acquisition in April 2020, as discussed in more detail below.

As of the date of this Prospectus, the Company had one subsidiary: Richfield Orion International, Incorporated, as discussed in more detail below.  The Company anticipates making additional acquisitions, but there can be no guarantee that the Company will be able to find suitable acquisition or business combination companies, or to finalize any such transactions.

Richfield Orion International, Inc.

On April 30, 2020, the Company and Richfield Orion, International, LLC (the “Seller”) entered into a Broker Dealer Purchase Agreement for the purchase by the Company of Richfield Orion International, Incorporated (“Richfield”), a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and with the Financial Industry Regulatory Authority (“FINRA”).  The Company has paid to the Seller $25,000 as an initial deposit per the Agreement, via loan from Dr. Yung Kong Chin, our CEO. The balance of the purchase price will be due to the Seller on the final closing, which is contingent upon the receipt of the acceptance by FINRA of the Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield, the Agreement shall immediately lapse, and the funds that may have been previously paid to Seller in payment any interest or work on this Agreement shall default to Seller. While our management does not anticipate that FINRA would deny the acceptance of the Company as the sole owner of Richfield, there can be no guarantee that FINRA will agree to the change of ownership of Richfield.

While waiting for FINRA approval, the Company and Richfield entered into a form of management and operations agreement, discussed in more detail below, to describe the relationship between and the operations of the two entities. Management of the Company and of Richfield anticipate that once FINRA approval and acknowledgement of the Company as the sole owner of Richfield is obtained, the agreement will be terminated, and Richfield will operate as a subsidiary of the Company.  Because the Company has paid the initial purchase amount, the Company considers Richfield to be its subsidiary entity. However, because the transaction has not closed, the Company has not included Richfield’s financial statements with those of the Company as would be required for the financial statements of a subsidiary entity. The Company plans to include the Richfield financial statements as soon as FINRA approval has been received.

Until such FINRA approval has been obtained, the Company and Richfield have executed a form of Management/Operations Development Consultation Agreement (the “Management Agreement”).  Pursuant to the Management Agreement, Richfield agreed to provide consulting services to the Company, including the following:

-Participate in the creation of an organizational chart of necessary future administrative positions;

-legitimize projected future goals or re-define (as needed) outlined such goals with view to regulatory compliance;

-expand and prioritize aspects itemized within the list of the initial setup matrix;

-validate or eliminate desired future operational business targets;

-scrutinize needed talents to meet desired business targets;

-scrutinize and rationalize expected revenue sources;

-conduct a detailed cost/benefit analysis of anticipated revenues versus expected costs; and

-research salary/benefit/reward-growth package funds needed.

The Company agreed to work with Richfield to delineate a desired joint operational structure; identify desired joint future business goals; prioritize funding needs of initial joint setup; define targets for anticipated initial entry or expansion of the joint business operations; describe talents/skills needed to adequately pursue defined business targets; and identify and delineate expected business revenue sources for use by the joint business operation.

As noted, the Company and Richfield anticipate that the Management Agreement will govern the relationship of the two entities until such time as the Company receives the final approval from FINRA of the change of ownership of Richfield.  Management of the Company and of Richfield anticipate that once FINRA approval and acknowledgement of the Company as the sole owner of Richfield is obtained, the agreement will be terminated, and Richfield will operate as a subsidiary of the Company.

As noted above, because the Company entered into the Broker Dealer Purchase Agreement and paid the initial purchase amount, the Company considers Richfield to be its subsidiary entity, even though the transaction has not closed. However, because the transaction has not closed, the Company has not included Richfield’s financial statements with those of the Company as would be required for the financial statements of a subsidiary entity. The Company plans to include the Richfield financial statements as soon as FINRA approval has been received.

Richfield is an independent financial services firm headquartered in Castle Rock, Colorado, and was designed to meet the needs of the discerning investors and independent securities professionals. Richfield conducts transactions in options and general equity trading securities utilizing the trading platform provided by the firm's clearing broker-dealer, RBC Correspondent Services (“RBC”).  All Richfield transactions are done through RBC, and Richfield operates principally in the US markets.  Generally, Richfield’s clients are individuals or small company entities.  All information concerning our clients is obtained using RBC's new-client information forms.  All clients are reviewed and approved by Richfield’s Chief Compliance Officer.  All trading activities are processed through RBC's trading platform and reviewed daily by Richfield’s trading supervisor.

The majority of Richfield’s clients are located within the United States, and a few clients are foreign entities or residents of other countries.  Each foreign-based client must provide additional information to RBC, and all information provided is reviewed by Richfield’s Chief Compliance Officer.  Richfield may participate with other FINRA registered broker-dealers as part of a selling syndicate to offer “best-efforts” placements.  Generally, Richfield participates in these placements of private placements under Regulation D promulgated under the Securities Act of 1933.  These private placements are offered offerings to accredited investors for their own accounts.

As of the date of this Prospectus, Richfield did not participate in other actions that might be termed as "investment banking," beyond private placement activities.

Richfield’s service is based on the concept that clients and successful representatives deserve a brokerage system with leading edge investment and advisory programs, modest charges, and fair clearing costs for commission-based business.

As described above, Richfield maintains a comprehensive range of investment products and provides the products to fit most client needs. Richfield’s independent representatives, working within Richfield’s network, have the freedom to select the products that best represent their clients without the pressure to place proprietary products. Although Richfield’s representatives are independent, they are not alone. As a representative of Richfield, representatives receive impeccable back-office support and personalized service. Stellar service includes product and service education, supervisory training, and regular broker/dealer conferences for all.

Through our operation of Richfield, we will be subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenance of minimum net capital.  Richfield is subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenance of minimum net capital. At April 30, 2020, Richfield had net capital of $50,000, which was $45,000 in excess of its required net capital of $5,000.

Employees

As of the date of this Prospectus, the Company had three 3 part-time employees, and Richfield had one 1 full time employee and five 5 personnel engaged as independent contractors.

We will, as needed, hire additional employees or sub-contract the balance of our personnel requirements through independent contractors.  Management believes that we will be able to satisfy our labor requirements for the foreseeable future.  None of our employees are represented by a collective bargaining arrangement, and we believe our relationship with our employees is good.

Recent Developments

During the fourth quarter of 2020, the Company entered into negotiations with Dr. Chin, the Company’s Chief Executive Officer, relating to the loan by Dr. Chin of $1,500,000 to the Company in exchange for the issuance of a promissory note. The Company and Dr. Chin anticipate that the loan and note transaction will be completed during the fourth quarter of 2020.

On October 30, 2020, the Company entered into an agreement to issue a convertible promissory note (the "Note") in the principal amount of one million five hundred thousand dollars ($1,500,000), to the Chairman of the Board and CEO, Dr. Yung Kong Chin. The Company will pay interest from the date of issuance of the Note on the unpaid principal balance at the annual rate of interest equal to eight percentage (8%) per six months, such principal and interest to be payable on demand. The Note is a general unsecured obligation of the Company. At any time, the unpaid principal amount of the Note and any unpaid interest accrued thereon can be converted into the Company's common stock at $1.50 per share. However, the Note has not been issued and no fund has been made to the Company at the date of this registration statement.

Additionally, during the fourth quarter of 2020, the Company entered into negotiations to acquire two additional entities: QMIS Securities Limited (“QSL”) and QMIS Asset Management Limited (“QAML”).

-QSL is a limited liability company incorporated and domiciled in Hong Kong, with its registered office and principal place of business at Unit 2104,21/F, Infinitus Plaza, 199 Des Voeux Road Central, Sheung Wan, Hong Kong.  QSL is a licensed corporation under the Hong Kong Securities and Futures Ordinance. Its principal activity is to engage in the securities dealing.

-QAML is a limited liability company incorporated and domiciled in Hong Kong, with its registered office and principal place of business at Unit 2104,21/F, Infinitus Plaza, 199 Des Voeux Road Central, Sheung Wan, Hong Kong. QAML is a licensed corporation under the Hong Kong Securities and Futures Ordinance. Its principal activities are to engage in advising on securities, and asset management.

As of the date of this registration statement, the Company was still in negotiations and was conducting due diligence. No formal agreements had been signed. Additional information will be provided as the transactions are closed and finalized.

SELECTED FINANCIAL DATA

The following table presents summary financial data as of the dates and for the periods indicated. The summary Balance Sheet data as of September 30, 2020, and the summary Statement of Operations data and other financial data for the fiscal year ending December 31, 2019 have been derived from the audited financial statements of the Company included elsewhere in this prospectus.

You should read the following table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the accompanying notes included elsewhere in this prospectus. Among other things, those financial statements include more detailed information regarding the basis of presentation for the following financial data.

QMIS TBS CAPITAL GROUP CORP.
BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
Assets
Current assets
Initial deposit for acquisition agreement (Note 9)	25,000	-
Total Current assets	25,000	-

Total Assets	25,000	-

Liabilities and Equity (Deficit)

Current liabilities
Accrued Expenses	100,456
Notes Payable – Related Party	62,939	424
Total Current Liabilities	163,395	424

Shareholders’ Equity (Deficit)

Common Stock	30,000	-
Additional Paid in Capital	-	-
Accumulated Deficit	(168,395)	(424)
Total Equity (Deficit)	(138,395)	(424)

Total Liabilities and Equity (Deficit)	25,000	-

QMIS TBS CAPITAL GROUP CORP.
STATEMENT OF OPERATIONS

	For the Year Ended
	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)

Revenues	-	-

Operating Expenses	(167,971)	(424)

Net Income (Loss) from Operations	(167,971)	(424)

Interest Expense	-	-

Net Income (Loss) from Operations Before Income Taxes	(167,971)	(424)

Tax Expense	-	-

Net Income (Loss)	(167,971)	(424)

Weighted average number of shares outstanding	252,919,708

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto included elsewhere in this prospectus. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions including those set forth under the heading "Risk Factors" and elsewhere in this prospectus. Our actual results and the timing of selected events discussed below could differ materially from those expressed in, or implied by, these forward-looking statements.

Corporate History and Background

Organization

QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”) was incorporated on November 21, 2019, under the name TBS Capital Management Group Corp.  The name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.

The Company is authorized to issue 750,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Business Overview

The Company was incorporated by Dr. Timo Strattner, our Chief Financial Officer. The business plan of the Company at the time of formation initially was two-pronged: first, to raise initial capital to acquire a US-based registered broker dealer firm; and second, to work with foreign businesses to help provide access to the US capital markets, either through business combination transactions, assistance with US-based securities offerings, or other transactions structures.  Dr. Strattner has worked in the financial markets as an asset and fund manager, sales trader in equity and derivatives, and as a securities analyst. He also has served in various interim executive roles with international exposure as turnaround and growth specialist. Dr. Strattner brought his connections to markets in the UK and Hong Kong to the Company, as well as his background in equities and derivatives trading.

In early 2020, Dr. Strattner entered into negotiations with Dr. Yung Kong Chin. Dr. Chin is the Managing Director of QMIS Capital Finance.  Since 2002, Dr. Chin has devoting most of his time advising Chinese clients on financial restructuring, pre-audit evaluation before going public, pre-IPO investment strategies, and on the process of going public in the United States. Dr. Chin expressed an interest in working with the Parent Company to help provide access to the US capital markets to various international clients and contacts.

In connection with Dr. Chin’s appointment as Chief Executive Officer and Director of the Company, the Company’s name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.  The Company operates through its subsidiary in the financial services industry.

The Company has one subsidiary: Richfield Orion International, Incorporated.

Richfield Orion International, Inc.

On April 30, 2020, the Company and Richfield Orion, International, LLC (the “Seller”) entered into a Broker Dealer Purchase Agreement for the purchase by the Company of Richfield Orion International, Incorporated (“Richfield”), a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and with the Financial Industry Regulatory Authority (“FINRA”).  The Company has paid to the Seller $25,000 as an initial deposit per the Agreement, via loan from Dr. Yung Kong Chin, our CEO. The balance of the purchase price will be due to the Seller on the final closing, which is contingent upon the receipt of the acceptance by FINRA of the Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield, the Agreement shall immediately lapse, and funds that may have been previously paid to Seller in payment any interest or work on this Agreement shall default to Seller. While our management does not anticipate that FINRA would deny the acceptance of the Company as the sole owner of Richfield, there can be no guarantee that FINRA will agree to the change of ownership of Richfield.

While waiting for FINRA approval, the Company and Richfield entered into a form of management and operations agreement, discussed in more detail above, to describe the relationship between and the operations of the two entities. Management of the Company and of Richfield anticipate that once FINRA approval and acknowledgement of the Company as the sole owner of Richfield is obtained, the agreement will be terminated, and Richfield will operate as a subsidiary of the Company.  Because the Company has paid the initial purchase amount, the Company considers Richfield to be its subsidiary entity. However, because the transaction has not closed, the Company has not included Richfield’s financial statements with those of the Company as would be required for the financial statements of a subsidiary entity. The Company plans to include the Richfield financial statements as soon as FINRA approval has been received.

Until such FINRA approval has been obtained, the Company and Richfield have executed a form of Management/Operations Development Consultation Agreement (the “Management Agreement”), discussed in more detail above.

As noted, the Company and Richfield anticipate that the Management Agreement will govern the relationship of the two entities until such time as the Company receives the final approval from FINRA of the change of ownership of Richfield.  Management of the Company and of Richfield anticipate that once FINRA approval and acknowledgement of the Company as the sole owner of Richfield is obtained, the agreement will be terminated, and Richfield will operate as a subsidiary of the Company.

Richfield is an independent financial services firm, offering diversified and comprehensive quality products and services since 2008. Richfield exists to help its clients meet their individual and professional objectives.  Headquartered in Castle Rock, Colorado, Richfield was designed to meet the needs of the discerning investors and independent securities professionals.

Richfield’s service is based on the concept that clients and successful representatives deserve a brokerage system with leading edge investment and advisory programs, modest charges, and fair clearing costs for commission-based business.

Richfield maintains a comprehensive range of investment products and provides the products to fit most client needs. As an independent representative within Richfield’s network, its representatives have the freedom to select the products that best represent their client without the pressure to place proprietary products. Although Richfield’s representatives are independent, they are not alone. As a representative of Richfield, reps receive impeccable back-office support and personalized service. Stellar service includes product and service education, supervisory training, and regular broker/dealer conferences for all.

Through our operation of Richfield, we will be subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenance of minimum net capital.  Richfield Orion International Inc is subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenance of minimum net capital. At April 26, 2020, Richfield had net capital of $50,000, which was $45,000, in excess of its required net capital of $5,000.

Results of Operations

Nine Months Ended September 30, 2020, and the period from November 21, 2019 (inception), to December 31, 2019.

The Company was formed in November 2019 and had not generated any revenue for the period November 21, 2019 to December 31, 2019, and the nine months ended September 30, 2020, respectively.

General and administrative expenses for the period from November 21, 2019 to December 31, 2019, were $424.  The expense was attributed to incorporation expenses. General and administrative expenses for the nine months ended September 30, 2020, were $167,971.  The expense included directors’ fee of $30,000, and the balance mostly attributed to the professional service fees related to the filing of this statement.

Net losses for the period from November 21, 2019 to December 31, 2019, were $424. The loss for the period is attributable to general and administrative expenses.

Net losses for the nine months ended September 30, 2020, were $167,971. The loss for the three months ended September 30, 2020, is attributable to general and administrative expenses.

Liquidity and Capital Resources

As of September 30, 2020, we had cash and cash equivalents of $0. The following section provides a summary of our net cash flows from operating, investing, and financing activities. We have historically financed our operations primarily through debt and equity investments from shareholders and directors. It is expected to take longer than 12 months to reach a break-even position. The Company cannot make any guarantee that it will be successful in obtaining funding from any sources or any additional financing or that the terms will be favorable to the Company.

Net cash used by operating activities was $424 from November 21, 2019 (inception) through December 31, 2019, and $37,515 for the nine months ended September 30, 2020, which was primarily attributable to the operating loss.

Net cash flow from investing activities was $0 from November 21, 2019 (inception) through December 31, 2019, and $25,000 for the nine months ended September 30, 2020, which was the initial deposit payment for the acquisition agreement with Richfield.

Net cash flow from financing activities was $424 from November 21, 2019 (inception) through December 31, 2019, and $62,515 for the nine months ended September 30, , 2020, which were loans from our officers.

Critical Accounting Policies

The Company’s significant accounting policies are presented in the Company’s notes to financial statements which are contained in this filing. The significant accounting policies that are most critical and aid in fully understanding and evaluating the reported financial results include the following:

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow

PROPERTIES

The Company’s principal executive offices are located at 37-12 Prince St. Suite 9C, Flushing, NY 11354. The offices consist of 1,000 square feet of office space.  Our officers have provided office space for free for the mean time and have yet to reach a formal lease agreement with any of the officers as of the date of filing. We believe that this space is adequate for our current needs.

Richfield Orion’s offices are located at 757 Maleta Lane, Suite 202, Castle Rock, CO 80108. We believe that this space is adequate for Richfield Orion’s current needs.

LEGAL PROCEEDINGS

As of the date of this Prospectus, the Company was not involved in any legal proceedings which management believes will have a material effect upon the financial condition of the Company, nor are any such material legal proceedings anticipated.

Management is not aware of any contemplated legal or regulatory proceeding by a governmental authority in which we may be involved.

MANAGEMENT

Executive Officers and Directors

The table below sets forth information about our directors and executive officers as of the date of this Prospectus.

Name	Age	Position
Dr. Chin Yung Kong	66	Chief Executive Officer, Director
Dr. Timo Bernd Strattner	36	Chief Financial Officer, Director
Amy Gu TingTing	34	Chief Operating Officer, Director
Professor Pierre Bultez	71	Independent Director

The following is a summary of the biographical information about our officers and directors.

Dr. Chin Yung Kong, Chief Executive Officer, Director

Dr. Chin Yung Kong, age 66, is a Malaysian citizen and currently resides in Dalian, China.  Dr. Chin is the Managing Director of QMIS Capital Finance.  Since 2002, Dr. Chin has devoting most of his time advising Chinese clients on financial restructuring, pre-audit evaluation before going public, pre-IPO investment strategies, and on the process of going public in the United States.  From 1995 to 2002, Dr. Chin was financial controller for the Kwok Group Company in China.  Prior to 1995, Dr. Chin was a practicing auditor and Certified Public Accountant (CPA) with Foo Kon & Tan in Singapore.  Dr.  Chin graduated from University of Hull in the United Kingdom with a Master in Finance Degree. In 1994, Dr. Chin earned a Master of Business Administration (MBA) Degree from the Irish Business School. In 2020, Dr. Chin was awarded a Doctor of Philosophy in Financial Management by the North Borneo University College. On July 17, 2014, Dr. Chin was awarded the title of Dato’Sri from the Sultan of Pahang, Kuala Lumpur, Malaysia, which is the highest state title conferred by the Ruler of Malaysia on the most deserving recipients who have contributed greatly to the nation or state.

In the past five years, Dr. Chin has not been involved in any negative legal proceedings as enumerated in Item 401(f) of Regulation S-K.

Dr. Timo Bernd Strattner, Chief Financial Officer, Director

Dr. Strattner graduated from Central Queensland University, Sydney Campus with a Bachelor of Business. He started his career in an MFO (Multi Family Office). Dr. Strattner worked in the financial markets as asset and fund manager, sales trader in equity and derivatives and as analyst. He served in various interim executive roles with international exposure as turnaround and growth specialist for a Prime Market listed DAX company Fast Casual Wear AG, an alternative medicine company Foravit Healthcare, and Affinity Medical, the lead project manager for a Mexican social housing project managed by a Hong Kong based entity. Dr. Strattner is the founder of TBS Capital Management.

Amy Gu TingTing, Chief Operating Officer, Director

Ms. Gu has worked to establish large-scale business networks in northeastern China and has acquired extensive experience working in the Greater China financial market, garnering years of professional exposure in business development, business management, and strategic planning. As of the date of this Registration Statement, Ms. Gu was a director of QMIS Financial Group in Hong Kong, and has actively participated in the top management of the QMIS Financial Group since 2008. Ms. Gu graduated from the Dongbei University of Finance and Economics in 2015 with a Master’s Degree in Business Administration – Senior Management.

Dr. Pierre Bultez – Independent Director

Dr. Pierre Bultez is a professor in business and Finance in highly reputable business schools. He is ATTF Official Senior Expert Consultant (Agence de Transfert de Technologie Financière – Ministère des Finances Luxembourg – Financial Technology Transfer Agency). Professor Bultez was also an advisor for IFBL (Institut de Formation Bancaire Luxembourg) and also an advisor to the Ministry of Finance- Luxembourg. He is a globally acclaimed expert in risk analytics, risk management and corporate governance. He has over 40 years of experience in international training and risk consulting in banking, finance and micro-finance sectors in 72 countries. He has been the advisor of 18 central banks worldwide, 14 governments within Asian, European and African region and a board member of over 30 international financial companies. He has been attached with Luxembourg Financial Sector Supervisory Commission till recently. Dr. Bultez is also an international academician and holds visiting professorship in over 10 universities worldwide together with over 32 publications in the fields of risk analytics and financial governance. Professor Bultez brings extensive knowledge of corporate governance, risk management, risk governance, global rules and regulations and also strategic planning. He has several publications, such as Risk Management new tools, December 2009 (School of Finance and Banking Kigali Rwanda), Pension Funds Risk Management in the OECD countries (National bank of Slovakia, 2006), The relationship with Bankers (ABB – Belgian Bankers Association), Microfinance as a tool to mobilize savings in growing countries; the case of Thailand. (Ministry of Economy and Finance Thailand-December 2011).  Professor Bultez is also Corporate Finance Professional, Member of the FT Knowledge Ltd, NYIF (New York Institute of Finance), Executive Director of Global Executive Retreat (Switzerland), Executive Director and founder of Investment Capital Trust (Switzerland) and Chairman of the Board of Arc Asset Management Luxembourg.

Significant Employees

Ong Kar Yee, Operating Director –  Mr. Ong Kar Yee is a professional accountant by profession with more than 29 years of experience in finance and capital market industries across various fields, including audit and accounting, fund management, stock brokerage operation, stock analysis, and securities/futures trading. As of the date of this Registration Statement, Mr. Ong was serving as the General Manager of the Malaysian office of QMIS Financial Group, where he has served since 2015. Prior to joining QMIS, Mr. Ong was a Financial Controller at Buraq Oil Sdn. Bhd, a Malaysian oil and gas company.  Mr. Ong obtained a Master’s Degree from the Manchester Metropolitan University in the United Kingdom in 2015. He also graduated from the Tunku Abdul Rahman College in Malaysia with a higher diploma in accountancy in 1989, and in 2003 became a Certified Financial Planner. He is an associate member of the Chartered Institute of Management Accountants, United Kingdom (ACMA), and an associate member of the Chartered Global Management Accountants (CGMA).

Chin Rui Lin, Financial Analyst – Mr. Chin has an extensive background and experience as retail manager and account executive in managing stocks, sales, and accounting for the IT sector and finance sector. As of the date of this Registration Statement, Mr. Chin served as a director of PC Wizard in Malaysia, where he previously served as a retail manager and accounting executive. Mr. Chin did his Foundation Studies at the Curtin University of Technology, and in 2012, he received a Degree of Bachelor of Commerce.

EXECUTIVE COMPENSATION

Dr. Strattner was the sole officer and director of the Company as of December 31, 2019.  He was paid no compensation and the Company accrued no compensation for Dr. Strattner through December 31, 2019.

The following table sets forth information regarding each element of compensation that we paid or awarded to our executive officers for fiscal year 2019.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non- Qualified Deferred Compensation Earnings	All Other Compensation	Totals ($)
Dr. Timo Bernd Strattner, Chief Financial Officer, Director	2019	$0	$0	$0	0	$0	$0	$0

Dr. Chin and Ms. Gu were appointed as Chief Executive Officer and Chief Operating Officer, respectively, of the Company in 2020.

Director Compensation

We have provided no compensation to our directors for their services provided as directors.

Employment Agreements

We do not have any employment agreements with any of our officers.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors does not have a compensation committee and the entire Board of Directors performs the functions of a compensation committee.  No member of our Board of Directors has a relationship that would constitute an interlocking relationship with our executive officers or directors or another entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Transactions with Related Parties

The Company has received loans from Dr. Timo Strattner, CFO of the Company, to finance the Company’s operation due to lack of cash resources.  There are no written loan agreements for these loans. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.  Cash flows from due to related parties are classified as cash flows from financing activities.  The Company borrowed $424 from Dr. Strattner for the period from November 21, 2019 (inception) to December 31, 2019, and $540 from Dr. Strattner and $61,975 from Dr. Chin for the nine months ended September 30, 2020.

On April 30, 2020, the Company entered into a Broker/Dealer Purchase Agreement (the “Agreement”) with Richfield Orion International, LLC (the “Seller”), a Colorado Limited liability company, which is the sole owner of Richfield Orion International, Inc. (“Richfield Orion”), a Colorado corporation. Pursuant to the Agreement, the Company acquired 100% equity ownership of Richfield Orion for $75,000. The Company has paid $25,000 as an initial deposit per the Agreement, via loan from Dr. Yung Kong Chin, our CEO.

On October 30, 2020, the Company entered into an agreement to issue a convertible promissory note (the "Note") in the principal amount of one million five hundred thousand dollars ($1,500,000), to the Chairman of the Board and CEO, Dr. Yung Kong Chin. The Company will pay interest from the date of issuance of the Note on the unpaid principal balance at the annual rate of interest equal to eight percentage (8%) per six months, such principal and interest to be payable on demand. The Note is a general unsecured obligation of the Company. At any time, the unpaid principal amount of the Note and any unpaid interest accrued thereon can be converted into the Company's common stock at $1.50 per share. However, the Note has not been issued and no fund has been made to the Company at the date of this statement.

Director Independence

As of the date of this Prospectus, the Company’s common stock was not traded on any stock exchange.  The Company anticipates seeking approval for trading of the Company’s common stock on the OTC Markets, likely the OTC QB market. These systems do not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.  However, because Dr. Bultez is not an employee and does not own any shares of the Company’s common stock, management believes that he would qualify as an Independent Director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the beneficial ownership of our common stock as of September 30, 2020, of (i) each person who is known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group. The percentages below are based on a total of 300,000,000 shares outstanding as of September 30, 2020. The totals relating to the ownership percentages following the Offering are based on the presumption of the sale of all 68,021,138 Shares offered in the Offering.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership Prior to Offering (1)	Percent of Class(1)	Amount of Beneficial Ownership Following Offering	Percent of Class

Dr. Chin Yung Kong, CEO	100,000,000	33.33%	150,380,000	40.86%

Dr. Timo Bernd Strattner, CFO	100,000,000	33.33%	100,000,000	27.17%

Amy Gu TingTing, COO	100,000,000	33.33%	100,000,000	27.17%

Pierre Bultez, Director	0	0%	0	0%

Named Executive Officers, Executive Officers, and Directors as a Group (4 Persons)	300,000,000	100%	350,380,000	95.21%

(1)This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table. As of September 30, 2020, the Company had 300,000,000 shares of common stock outstanding.

DESCRIPTION OF SECURITIES

General

On October 7, 2020, the Company amended its Certificate of Incorporation to be authorized to issue 760,000,000 shares of stock, consisting of 750,000,000 shares of common stock having a par value of $0.0001 per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

Common Stock

We are authorized to issue 750,000,000 shares of common stock, $0.0001 par value per share. As of September 30, 2020, we had 300,000,000 shares of common stock issued and outstanding.

Each share of common stock has one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598. And its telephone number is 212-828-8436.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of our company in the successful defense of the action, suit or proceeding) is asserted by a director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Our certificate of incorporation contains provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Laws. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Kirton McConkie, P.C., Salt Lake City, Utah.

EXPERTS

Our financial statements for the year ended December 31, 2019, appearing in this prospectus and Registration Statement have been audited by Keith K. Zhen, CPA, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed this Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission, or SEC, for the shares of common stock of the Company being sold to the shareholders of QMIS Finance as of the Record Date. The registration statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington DC 20549. You may obtain information on the operation of the public reference facilities by contacting the SEC at 1-800-SEC-0330. Copies of such materials may be obtained at prescribed rates by writing to the SEC. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (“Exchange Act”). In accordance therewith, we file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the address set forth above. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

You may also contact the Company at 37-12 Prince St. Suite 9C, Flushing, NY 11354, or via telephone at 917-675-3214.

FINANCIAL STATEMENTS

Commencing at page F-1 are the audited financial statements for the Company for the year ended December 31, 2019, and the interim periods through September 30, 2020.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$9	*
Accounting fees and expenses	$10,000	*
Legal fees and expenses	$70,000	*
Miscellaneous	$5,000	*
Total	$85,009	*
*Estimated

In addition to these expenditures, the Company will pay the expenses associated with the distribution of the common stock, including the fees of our transfer agent.  Those expenses are estimated to be approximately $20,000.

Item 14.  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

Our certificate of incorporation, as amended, and bylaws provide that we shall, to the fullest extent authorized by the General Corporation Law of the State of Delaware, indemnify our directors and executive officers; provided; however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors, and (iii) such indemnification is provided by us, in our sole discretion, pursuant to our powers under the General Corporation Law of the State of Delaware.

On March 29, 2020, we entered into agreements to indemnify our directors and executive officers.  These indemnity agreements require us to hold harmless and indemnify each of our directors and executive officers (i) to the fullest extent authorized or permitted by the provisions of our bylaws and the General Corporation Law of the State of Delaware, as the same may be amended from time to time, and (ii) subject to certain exclusions, against expenses that such director or executive officer becomes legally obligated to pay because of any claim or claims made against or by such director or executive officer in connection with threatened, pending or completed actions, suits or proceedings, to which such director or executive officer at any time becomes a party or a participant, or is threatened to be made a party, by reason of the fact that such director or executive officer is, was or at any time becomes a director, officer, employee or other agent of ours, or is or was serving or at any time serves at our request as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including any of our subsidiaries.  These indemnity agreements also establish the processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification. The contractual rights to indemnification provided by these indemnity agreements are subject to the limitations and conditions specified in such agreements.

Our bylaws also permit us to maintain insurance to protect us and any director, officer, employee or agent against any liability with respect to which we would have the power to indemnify such persons under the General Corporation Law of the State of Delaware. We maintain an insurance policy insuring our directors and officers against certain liabilities.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15.  Recent Sales of Unregistered Securities

In February 2020, the Company issued 100,000,000 shares to each of Dr. Chin, Dr. Strattner, and Ms. Gu in connection with the formation and structuring of the Company.

The issuance of the shares to the officers of the Company was made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provisions of Rule 506 of Regulation D based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the investors, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities.

Item 16.   Exhibits

The following list describes the exhibits filed as part of this registration statement:

EXHIBIT

NUMBER   DESCRIPTION

3.1 Certificate of Incorporation

3.2 By-Laws

5.1 Legal Opinion (to be submitted by amendment)

10.1 Broker/Dealer Purchase Agreement dated April 30, 2020 (Corrected)

21Subsidiary of Registrant

23.1 Consent of Keith K. Zhen CPA

23.2 Consent of Counsel (included in Exhibit 5.1 hereto)

24Power of Attorney (Included on page II-4)

Item 17.   Undertakings

The undersigned registrant hereby undertakes to:

(1)        File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)        File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)        For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5)        For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to the Rule 424;
2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
3.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)        For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)        Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration  statement or made in any document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement or amendment to be signed on its behalf by the undersigned, in Hong Kong (Dr. Chin Yung Kong), and Bangkok, Thailand (Dr. Timo Bernd Strattner), on November 5, 2020.

QMIS TBS CAPITAL GROUP CORP.

Date: November 5, 2020	By:	/s/ Chin, Yung Kong
Dr. Chin Yung Kong, Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Timo Bernd Strattner
Dr. Timo Bernd Strattner, Chief Financial Officer (Principal Accounting Officer, Principal Financial Officer)

   SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below:

/s/ Chin, Yung Kong	Date: November 5, 2020
Dr. Chin Yung Kong, Chief Executive Officer, Director
(Principal Executive Officer)

/s/ Timo Bernd Strattner	Date: November 5, 2020
Dr. Timo Bernd Strattner, Chief Financial Officer, Director
(Principal Accounting and Financial Officer)

/s/ Amy Gu TingTing	Date: November 5, 2020
Amy Gu TingTin, COO, Director

/s/ Pierre Bultez	Date: November 5, 2020
Pierre Bultez, Director

Index to Financial Statements –Page

Report of Independent Registered Public Accounting FirmF-2

Balance SheetsF-3

Income StatementsF-4

Cash Flows StatementsF-5

Stockholders’ Equity StatementsF-6

Notes to Financial StatementsF-7

KEITH K ZHEN CPA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL: KEITHZHEN@YAHOO.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

QMIS TBS Capital Group Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of QMIS TBS Capital Group Corp.  (the "Company") as of December 31, 2019, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the period from November 21, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from November 21, 2019 (inception) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred operating losses since inception, and as of December 31, 2019, had shareholders' deficiency. These factors raise substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Keith K Zhen CPA

Keith K Zhen CPA

We have served as the Company's auditor since 2020

Brooklyn, New York

June 1, 2020

QMIS TBS CAPITAL GROUP CORP.

BALANCE SHEETS

	September 30,	December 31,
	2020	2019
ASSETS	(unaudited)
Current Assets:
Initial deposit for acquisition agreement (Note 9)	$25,000	$-
Total Current Assets	25,000	-

Total Assets	$25,000	$-

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued expenses	$100,456	$-
Due to related parties (Note 6)	62,939	424
Total Current Liabilities	163,395	424

Total Liabilities	163,395	424

Commitments and Contingencies (Note 8)	-	-

Shareholders' Equity:
Common stock, par value $0.0001,
750,000,000 shares authorized;
300,000,0000 shares and 0 shares
issued and outstanding as of
September 30, 2020, December 31, 2019	30,000	-
Additional paid-in capital	-	-
Retained Earnings (Accumulated deficit)	(168,395)	(424)
Total Shareholders' Equity (Deficit)	(138,395)	(424)
Total Liabilities and Shareholders' Equity (Deficit)	$25,000	$-

The accompanying notes are an integral part of these financial statements.

QMIS TBS CAPITAL GROUP CORP.

STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue
Sales	$-	$-	$-	$-
Cost of Goods Sold	-	-	-	-
Gross Profit	-	-	-	-

Operating Expenses
Directors' fees	-	-	30,000	-
Professional fees	50,075	-	137,881	-
Other general and administrative expenses	-	-	90	-
Total Operating Expenses	50,075	-	167,971	-

Loss from Operations	(50,075)	-	(167,971)	-

Lose before Provision for Income Tax	(50,075)	-	(167,971)	-

Provision for Income Tax	-	-	-	-

Net Loss	$(50,075)	$-	$(167,971)	$-

Other comprehensive income (loss)	-	-	-	-
Total comprehensive income (loss)	$(50,075)	$-	$(167,971)	$-

Basic and Fully Diluted Loss per Share	$(0.00)	$-	$(0.00)	$-

Weighted average shares outstanding	300,000,000	-	252,919,708	-

The accompanying notes are an integral part of these financial statements.

QMIS TBS CAPITAL GROUP CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

	Common Stock		Additional	Earnings	Shareholders'
	$0.0001 Par Value		Paid-in	(Accumulated	Equity
	Shares	Amount	Capital	Deficit)	(Deficit)
Balances at
November 21, 2019 (inception)	-	$-	$-	$-	$-

Net income	-	-	-	(424)	(424)

Balances at
December 31, 2019	-	$-	$-	$(424)	$(424)

Common stock issued for directors' fee	300,000,000	30,000	-	-	30,000

Net income	-	-	-	(167,971)	(167,971)

Balances at
September 30, 2020 (unaudited)	300,000,000	$30,000	$-	$(168,395)	$(138,395)

The accompanying notes are an integral part of these financial statements

QMIS TBS CAPITAL GROUP CORP.

STATEMENTS OF CASH FLOWS

	For Nine Months Ended	For Nine Months Ended
	September 30,	September 30,
	2020	2019
	(unaudited)	(unaudited)
Cash Flows from Operating Activities

Net loss	$(167,971)	$-
Adjustments to reconcile net loss
Stock compensation expenses	30,000
Changes in operating assets and liabilities
Increase/(Decrease) in accrued expenses	100,456	-
Net cash used by operating activities	(37,515)	-

Cash Flows from Investing Activities

Initial deposit for acquisition agreement	(25,000)	-
Net cash provided (used) by investing activities	(25,000)	-

Cash Flows from Financing Activities

Proceeds from related parties	62,515	-
Net cash provided (used) by financing activities	62,515	-

Increase (decrease) in cash	-	-
Cash at beginning of period	-	-
Cash at end of period	$-	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	$-
Income tax	$-	$-

Supplemental Cash Flow Information:
Issuance of 300,000,000 shares of common stock at
par value $0.0001 per share for directors' fee	$30,000	$-

The accompanying notes are an integral part of these financial statements.

QMIS TBS CAPITAL GROUP CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1-ORGANIZATION AND BUSINESS BACKGROUND

QMIS TBS Capital Group Corp. (the “Company”) was incorporated in the state of Delaware on November 21, 2019, under the name TBS Capital Management Group Corp.  The name was changed to QMIS TBS Capital Group Corp. on February 10, 2020. The Company plans to engage in the business of providing financial services.

Note 2-CONTROL BY PRINCIPAL OWNERS

The directors and executive officers own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger, or sale of the Company's assets.

Note 3-GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern.  The Company incurred net losses of $424 for the period from November 21, 2019 (inception) to December 31, 2019, and $167,971 for the nine months ended September 30, 2020. In addition, the Company had stockholders' deficit of $424 and $138,395 at December 31, 2019, and September 30, 2020, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and the Company’s efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4-SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions.  Deposits held with banks may not be insured or exceed the amount of insurance provided on such deposits.  Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

The Company adopted Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 606, which requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Related Parties

The Company adopted FASB ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments that are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Property, Plant, and Equipment

Property, plant, and equipment are carried at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value.  The percentages or depreciable life applied are:

Office equipment and furniture:5 years

Fair Value of Measurements

The Company adopted FASB ASC 820 “Fair Value Measurements,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1:Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available.  Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3:Unobservable inputs.  Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Availability of observable inputs can vary and is affected by a variety of factors.  The Company uses judgment in determining fair value of assets and liabilities, and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments.

Advertising Costs

The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the FASB ASC 720-35, “Advertising Costs." The advertising costs were immaterial for the nine months ended September 30, 2020 and 2019, respectively.

Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred in accordance with the FASB ASC 730, "Research and Development." Research and development costs were immaterial for the nine months ended September 30, 2020 and 2019, respectively.

Comprehensive Income

FASB ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Segment Reporting

FASB ASC 820, “Segments Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in one principal business segment.

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with FASB ASC 260, “Earnings Per Share,” which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no potentially dilutive securities outstanding (options and warrants) for the period from November 21, 2019 (inception), to December 31, 2019, and for the nine months ended September 30, 2020, respectively.

Income Taxes

The Company accounts for income tax in accordance with FASB ASC 740-10-25, which requires the asset and liability approach for financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has accumulated deficit in its operation.  Because there is no certainty that we will realize taxable income in the future, we did not record any deferred tax benefit as a result of these losses.

The Company adopted FASB ASC 740-10-30, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.  In accordance with the FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its financial statements.

The Company accounts for income taxes in interim periods in accordance with FASB ASC 740-270, "Interim Reporting."  The Company has determined an estimated annual effective tax rate.  The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Note 5-CAPITAL STOCK

Authorized Capital

On the date of incorporation, the Company is authorized to issue 750,000,000 shares of common stock, par value $0.0001 per share. On October 7, 2020, the Company amended its Certificate of Incorporation to be authorized to issue 760,000,000 shares of stock, consisting of 750,000,000 shares of common stock having a par value of $0.0001 per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

Issuance of Common Stock

On February 12, 2020, 300,000,000 shares of common stock were issued at par value $0.0001 per share to three directors as director fees, totaling $30,000.

Note 6-DUE TO RELATED PARTIES

Due to related parties consists of the following:

	September 30, 2020 (unaudited)	December 31, 2019
Dr. Yung Kong Chin, CEO	$61,975	$ -

Dr. Timo Strattner, CFO	$964	$424

Total	$62,939	$424

Due to related parties represent temporally short-term loans from Dr. Yung Kong Chin, the Company’s CEO, and Dr. Timo Strattner, the Company’s CFO, to finance the Company’s operation due to lack of cash resources.  There are no written loan agreements for these loans. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, and therefore, deemed payable on demand.  Cash flows from due to related parties are classified as cash flows from financing activities.  The Company borrowed $424 from Dr. Strattner for the period from November 21, 2019 (inception) to December 31, 2019, and $540 from Dr. Strattner and $61,975 from Dr. Chin for the nine months ended September 30, 2020.

Note 7-OFFICE RENTAL EXPENSE

From time to time, the Company’s officers provide office space to the Company for free. However, the Company has not reached a formal lease agreement with any officer as of the date of this filing. The office rental expenses were $0 for the period from November 21, 2019 (inception) to December 31, 2019, and $0 for the nine months ended September 30, 2020, respectively.

Note 8-COMMITMENTS AND CONTINGENCIES

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Note 9-INITIAL DEPOSIT FOR ACQUISITION AGREEMENT

On April 30, 2020, the Company entered into a Broker/Dealer Purchase Agreement (the “Agreement”) with Richfield Orion International, LLC (the “Seller”), a Colorado Limited liability company, the sole owner of Richfield Orion International, Inc. (“Richfield”), a Colorado corporation. Pursuant to the Agreement, the Company acquired 100% equity ownership of Richfield for $75,000. Richfield is engaged in business as a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and with the Financial Industry Regulatory Authority (“FINRA”) The Company has paid $25,000 as an initial deposit per the Agreement, via loan from Dr. Yung Kong Chin,  the Company's CEO. The balance of the purchase price will be due on the final closing upon the receipt of the acceptance by FINRA of the Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield, the Agreement shall immediately lapse. If the Agreement is null and void, funds that may have been previously paid to Seller in payment any interest or work on this Agreement shall default to Seller. The Management believes it is extremely difficult to estimate the timing of the review and approval by FINRA, which situation has been attenuated by the ongoing COVID-19 pandemic. Since the consummation of the acquisition has not yet occurred and accordingly, the Company does not consolidate Richfield’s financial data into its financial statements.

Note 10-SUBSEQUENT EVENTS

On October 7, 2020, the Company amended its Certificate of Incorporation to be authorized to issue 760,000,000 shares of stock, consisting of 750,000,000 shares of common stock having a par value of $0.0001 per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

On October 30, 2020, the Company entered into an agreement to issue a convertible promissory note (the "Note") in the principal amount of one million five hundred thousand dollars ($1,500,000), to the Chairman of the Board and CEO, Dr. Yung Kong Chin. The Company will pay interest from the date of issuance of the Note on the unpaid principal balance at the annual rate of interest equal to eight percentage (8%) per six months, such principal and interest to be payable on demand. The Note is a general unsecured obligation of the Company. At any time, the unpaid principal amount of the Note and any unpaid interest accrued thereon can be converted into the Company's common stock at $1.50 per share. However, the Note has not been issued and no fund has been made to the Company at the date of this report.